UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549



Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)  October 24, 1995


CYTRX CORPORATION
(Exact name of registrant as specified in its charter)



Delaware                       0-15327         58-1642740
(State or other jurisdiction   (Commission     (IRS Employer
of incorporation)              File Number)    Identification No.)



154 Technology Parkway, Norcross, Georgia       30092
(Address of principal executive offices)        (Zip Code)



Registrant's telephone number, including area code  (770) 368-9500




(Former name or former address, if changed since last report)






Item 5 - Other Events

On October 24, 1995, CytRx Corporation announced that Glaxo Wellcome PLC had informed the company of its decision to cease development of RheothRx and its intention to terminate its license. Since May 1994, RheothRx has been under evaluation in the multi-national CORE study (Collaborative Organization for RheothRx Evaluation) for the treatment of heart attack. Results of the trial indicated that RheothRx showed benefit only in certain clinical evaluations and were limited to high dose levels associated with unacceptable toxicity. Lower dosages of the drug were not associated with any clinical benefit.








SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				      CYTRX CORPORATION
				      (Registrant)


Date: November 7, 1995                By: /s/ Mark W. Reynolds
					  Mark W. Reynolds
					  Controller, Chief Accounting Officer